                                                                   Exhibit 99.2
                                                                   ------------


               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
RSA Data Security, Inc.

     We have audited the accompanying consolidated balance sheets of RSA Data Security, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RSA Data Security, Inc. at December 31, 1995 and 1994 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Palo Alto, California
April 8, 1996

                            RSA DATA SECURITY, INC.


                                       CONSOLIDATED BALANCE SHEETS


                                                                                      DECEMBER 31,
                                                                MARCH 31,      ---------------------------
                                                                  1996            1995            1994
                                                               -----------     -----------     -----------
                                                               (UNAUDITED)
                                                  ASSETS
Current assets:
  Cash and cash equivalents..................................  $ 3,702,902     $ 4,701,278     $   823,858
  Marketable securities......................................   15,060,000      16,680,000              --
  Accounts receivable, net of allowance for doubtful accounts of $267,220, $348,715 and $90,785 at March 31, 1996,
     December 31, 1995 and 1994, respectively................      828,462       1,206,169       1,308,737
  Prepaid expenses and other current assets..................      597,348         904,196         193,685
                                                               -----------     -----------     -----------
     Total current assets....................................   20,188,712      23,491,643       2,326,280
Property and equipment, net..................................      389,609         380,774         271,445
Capitalized software costs, net..............................      244,261         217,974         121,054
Investment in partnership venture............................      370,945         362,417         249,024
Deferred income taxes........................................      184,947         184,947              --
Purchased license and other long-term assets.................      126,341         155,394         122,205
                                                               -----------     -----------     -----------
                                                               $21,504,815     $24,793,149     $ 3,090,008
                                                               ===========     ===========     ===========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................  $ 1,705,134     $ 1,385,888     $   410,794
  Accrued liabilities........................................      408,075         778,456         215,929
  Payable to partnership venture.............................      468,167         468,167          91,723
  Accrued royalties..........................................      140,853         256,901          14,975
  Deferred revenue...........................................    1,641,475       2,605,170       1,401,853
  Deferred income taxes......................................    5,539,491       6,418,473              --
  Current portion of capital lease obligations...............       12,112          11,869          30,616
                                                               -----------     -----------     -----------
     Total current liabilities...............................    9,915,307      11,924,924       2,165,890
Accrued rent.................................................       52,525          49,131          61,358
Noncurrent portion of capital lease obligations..............        8,576          11,666          23,359
Commitments and contingencies
Stockholders' equity:
  Convertible preferred stock, issuable in series, $0.10 par value, 2,500,000 shares authorized at March 31, 1996 and
     December 31, 1995; 1,490,284, 1,490,284 and 1,276,617
     shares outstanding at March 31, 1996, December 31, 1995
     and 1994, respectively (liquidation
     preference -- $2,475,952 at March 31, 1996 and December
     31, 1995)...............................................    2,501,647       2,501,647       1,862,896
  Common stock, $0.01 par value, 7,000,000 shares authorized at March 31, 1996 and December 31, 1995; 2,528,633,
     2,523,133 and 2,169,683 shares issued and outstanding at
     March 31, 1996 and December 31, 1995 and 1994,
     respectively............................................    1,142,008       1,073,115         500,750
  Notes receivable from stockholders.........................       (6,000)         (6,000)         (6,000)
  Unrealized gain on marketable securities, net of tax
     effect..................................................    8,843,168       9,807,164              --
  Cumulative translation adjustment..........................       (1,050)             --              --
  Accumulated deficit........................................     (951,366)       (568,498)     (1,518,245)
                                                               -----------     -----------     -----------
     Total stockholders' equity..............................   11,528,407      12,807,428         839,401
                                                               -----------     -----------     -----------
                                                               $21,504,815     $24,793,149     $ 3,090,008
                                                               ===========     ===========     ===========

                            See accompanying notes.

                            RSA DATA SECURITY, INC.


                                         CONSOLIDATED STATEMENTS OF OPERATIONS


                                   THREE MONTHS ENDED MARCH 31,            YEARS ENDED DECEMBER 31,
                                   ----------------------------    -------------------------------------------
                                      1996            1995            1995            1994            1993
                                   -----------     -----------     -----------     -----------     -----------
                                           (UNAUDITED)
Revenue..........................   $2,691,848     $   587,050     $11,599,912     $ 3,077,096      $3,002,165
Costs and expenses:
  Cost of revenue................      601,927         120,134       1,271,790         733,157         843,673
  Research and
     development.................      557,385         391,040       1,678,972       1,034,869         586,580
  Marketing and selling..........      869,617         569,410       2,112,012       1,751,642       1,023,635
  General and
     administrative..............    1,317,689         858,799       6,160,516       1,431,012         758,642
                                    ----------     -----------     -----------     -----------      ----------
          Total costs and
            expenses.............    3,346,618       1,939,383      11,223,290       4,950,680       3,212,530
                                    ----------     -----------     -----------     -----------      ----------
Income (loss) from operations....     (654,770)     (1,352,333)        376,622      (1,873,584)       (210,365)
Equity in profits (losses) of
  investees......................        8,528          87,626         (20,111)         96,833          67,379
Interest income, net.............       32,921           2,085          56,430           9,663          16,908
                                    ----------     -----------     -----------     -----------      ----------
Income (loss) before income
  taxes..........................     (613,321)     (1,262,622)        412,941      (1,767,088)       (126,078)
(Benefit) for income taxes.......     (230,453)             --        (536,806)        (39,865)        (11,000)
                                    ----------     -----------     -----------     -----------      ----------
Net income (loss)................   $ (382,868)    $(1,262,622)    $   949,747     $(1,727,223)     $ (115,078)
                                    ==========     ===========     ===========     ===========      ==========
Net income (loss) per
  share..........................   $     (.15)    $      (.58)    $       .23     $      (.80)     $     (.05)
                                    ==========     ===========     ===========     ===========      ==========
Shares used in computing net
  income (loss) per share........    2,525,913       2,193,039       4,069,899       2,164,539       2,147,183
                                    ==========     ===========     ===========     ===========      ==========

                            See accompanying notes.

                            RSA DATA SECURITY, INC.

                                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                                  NOTES         UNREALIZED
                                                                    CONVERTIBLE                 RECEIVABLE    GAIN (LOSS) ON
                                                                     PREFERRED      COMMON         FROM         MARKETABLE
                                                                       STOCK        STOCK      STOCKHOLDERS     SECURITIES
                                                                    -----------   ----------   ------------   --------------
Balances at December 31, 1992.....................................  $1,370,949    $  426,100     $(18,856)      $       --
  Compensation relating to stock options..........................          --         5,400           --               --
  Repayments of stockholders' notes...............................          --            --       12,856               --
  Net loss........................................................          --            --           --               --
                                                                    ----------    ----------     --------       ----------
Balances at December 31, 1993.....................................   1,370,949       431,500       (6,000)              --
  Issuance of 166,667 shares of convertible Series D preferred
    stock, net of offering costs of $8,054........................     491,947            --           --               --
  Amortization of deferred compensation...........................          --        35,500           --               --
  Issuance of 22,500 shares of common stock upon exercise of
    options.......................................................          --        33,750           --               --
  Net loss........................................................          --            --           --               --
                                                                    ----------    ----------     --------       ----------
Balances at December 31, 1994.....................................   1,862,896       500,750       (6,000)              --
  Issuance of 213,667 shares of convertible Series D preferred
    stock, net of offering costs of $2,250........................     638,751            --           --               --
  Issuance of 305,950 shares of common stock upon exercise of
    options.......................................................          --       400,125           --               --
  Issuance of 47,500 shares of common stock.......................          --       101,250           --               --
  Amortization of deferred compensation...........................          --        70,990           --               --
  Unrealized gain on marketable securities........................          --            --           --        9,807,164
  Net income......................................................          --            --           --               --
                                                                    ----------    ----------     --------       ----------
Balances at December 31, 1995.....................................   2,501,647     1,073,115       (6,000)       9,807,164
  Issuance of 5,500 shares of common stock upon stock grant and
    exercise of options (unaudited)...............................          --        30,251           --               --
  Amortization of deferred compensation (unaudited)...............          --        38,642           --               --
  Unrealized loss on marketable securities (unaudited)............          --            --           --         (963,996)
  Cumulative translation adjustment (unaudited)...................          --            --           --               --
  Net loss (unaudited)............................................          --            --           --               --
                                                                    ----------    ----------     --------       ----------
Balances at March 31, 1996 (unaudited)............................  $2,501,647    $1,142,008     $ (6,000)      $8,843,168
                                                                    ==========    ==========     ========       ==========


                                                                    CUMULATIVE                     TOTAL
                                                                    TRANSLATION  ACCUMULATED   STOCKHOLDERS'
                                                                    ADJUSTMENT     DEFICIT        EQUITY
                                                                    ----------   -----------   -------------
Balances at December 31, 1992.....................................    $    --    $   324,056     $ 2,102,249
  Compensation relating to stock options..........................         --             --           5,400
  Repayments of stockholders' notes...............................         --             --          12,856
  Net loss........................................................         --       (115,078)       (115,078)
                                                                      -------    -----------     -----------
Balances at December 31, 1993.....................................         --        208,978       2,005,427
  Issuance of 166,667 shares of convertible Series D preferred
    stock, net of offering costs of $8,054........................         --             --         491,947
  Amortization of deferred compensation...........................         --             --          35,500
  Issuance of 22,500 shares of common stock upon exercise of
    options.......................................................         --             --          33,750
  Net loss........................................................         --     (1,727,223)     (1,727,223)
                                                                      -------    -----------     -----------
Balances at December 31, 1994.....................................         --     (1,518,245)        839,401
  Issuance of 213,667 shares of convertible Series D preferred
    stock, net of offering costs of $2,250........................         --             --         638,751
  Issuance of 305,950 shares of common stock upon exercise of
    options.......................................................         --             --         400,125
  Issuance of 47,500 shares of common stock.......................         --             --         101,250
  Amortization of deferred compensation...........................         --             --          70,990
  Unrealized gain on marketable securities........................         --             --       9,807,164
  Net income......................................................         --        949,747         949,747
                                                                      -------    -----------     -----------
Balances at December 31, 1995.....................................         --       (568,498)     12,807,428
  Issuance of 5,500 shares of common stock upon stock grant and
    exercise of options (unaudited)...............................         --             --          30,251
  Amortization of deferred compensation (unaudited)...............         --             --          38,642
  Unrealized loss on marketable securities (unaudited)............         --             --        (963,996)
  Cumulative translation adjustment (unaudited)...................     (1,050)            --          (1,050)
  Net loss (unaudited)............................................         --       (382,868)       (382,868)
                                                                      -------    -----------     -----------
Balances at March 31, 1996 (unaudited)............................    $(1,050)   $  (951,366)    $11,528,407
                                                                      =======    ===========     ===========

                            See accompanying notes.

                            RSA DATA SECURITY, INC.

                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                       THREE MONTHS ENDED MARCH 31,        YEARS ENDED DECEMBER 31,
                                                       ---------------------------    ----------------------------------
                                                          1996           1995           1995        1994          1993
                                                       ----------     -----------     --------   -----------    ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).....................................  $ (382,868)  $(1,262,622)  $   949,747   $(1,727,223)   $  (115,078)
Adjustments to reconcile net income (loss) to net cash
  from operating activities:
  Depreciation and amortization.......................     109,346        72,141       330,395       304,724        230,567
  Equity investments received in exchange for
    licenses..........................................          --            --            --       (60,000)            --
  Equity in (profits) losses of investees.............      (8,528)      (87,626)       20,111       (96,833)       (67,379)
  Issuance of common stock in exchange for services...      27,500            --            --            --             --
  Issuance of common stock in exchange for grant of
    license...........................................          --            --        41,250            --             --
  Bonus paid through forgiveness of note receivable
    from officer......................................          --            --            --            --         75,000
  Changes in other balance sheet accounts:
    Accounts receivable...............................     377,707       759,521       102,568       404,091     (1,400,489)
    Inventories.......................................          --            --            --            --         38,277
    Prepaid expenses and other assets.................     318,516       (33,398)   (1,073,190)      (67,396)        47,258
    Accounts payable, accrued liabilities and accrued
      royalties.......................................    (140,558)      286,833     1,767,320       328,565        100,097
    Payable to partnership venture....................          --         7,692       376,444        49,451         23,909
    Deferred revenue..................................    (963,695)     (169,257)    1,206,991       644,125        560,603
    Deferred income taxes.............................    (230,453)           --      (409,363)           --        (32,000)
                                                        ----------   -----------   -----------   -----------    -----------
Net cash provided by (used in) operating activities...    (893,033)     (426,716)    3,312,273      (220,496)      (539,235)
                                                        ----------   -----------   -----------   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs............................     (48,385)      (89,121)     (216,474)      (51,558)        (9,658)
Capital expenditures for property and equipment.......     (55,055)      (63,785)     (302,815)     (137,537)      (135,309)
Cash paid related to investment in joint venture......          --            --            --            --        (68,750)
Service income from partnership venture...............          --         6,000        16,000        24,000         24,000
                                                        ----------   -----------   -----------   -----------    -----------
Net cash used in investing activities.................    (103,440)     (146,906)     (503,289)     (165,095)      (189,717)
                                                        ----------   -----------   -----------   -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net of
  issuance
  costs...............................................          --        (2,249)      638,751       491,947             --
Principal payments on capital lease obligations.......      (2,847)       (9,030)      (30,440)      (34,004)       (33,632)
Proceeds from issuance of common stock................       2,750            --       460,125        33,750         12,856
                                                        ----------   -----------   -----------   -----------    -----------
Net cash provided by (used in) financing activities...         (97)      (11,279)    1,068,436       491,693        (20,776)
                                                        ----------   -----------   -----------   -----------    -----------
Effect of exchange rates on cash and cash
  equivalents.........................................      (1,806)           --            --            --             --
                                                        ----------   -----------   -----------   -----------    -----------
Net increase (decrease) in cash and cash
  equivalents.........................................    (998,376)     (584,901)    3,877,420       106,102       (749,728)
Cash and cash equivalents at beginning of the
  period..............................................   4,701,278       823,858       823,858       717,756      1,467,484
                                                        ----------   -----------   -----------   -----------    -----------
Cash and cash equivalents at end of the period........  $3,702,902   $   238,957   $ 4,701,278   $   823,858    $   717,756
                                                        ==========   ===========   ===========   ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid.........................................  $      506   $     1,916   $     4,704   $     6,679    $     9,308
                                                        ==========   ===========   ===========   ===========    ===========
Income taxes (refund) paid, net.......................  $  (62,359)  $        --   $   345,029   $    19,399    $   (16,926)
                                                        ==========   ===========   ===========   ===========    ===========

                            See accompanying notes.

                            RSA DATA SECURITY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (INFORMATION AT MARCH 31, 1996 AND FOR
            THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     RSA Data Security, Inc. (the "Company") develops and sells cryptographic and electronic data security products and also provides cryptographic consulting services. The Company's licenses its products to original equipment manufacturers ("OEMs"), primarily in the United States, who incorporate the Company's encryption technology into their products. The Company was incorporated in Delaware on August 19, 1982 and operates in one industry segment.

  Interim Financial Information

     In the opinion of management, the interim financial statements have been prepared on the same basis as the annual financial statements and include all accruals, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Results of the three months ended March 31, 1996 are not necessarily indicative of results to be expected for the entire fiscal year.

  Principles of Consolidation

     The accompanying financial statements consolidate the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from these estimates.

  Cash Equivalents

     The Company considers all highly liquid investments with an original maturity from date of purchase of three months or less to be cash equivalents.

  Marketable Securities

     Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." Pursuant to SFAS 115, the Company has classified its marketable securities as "available-for-sale" and accordingly carries such securities at aggregate fair value. Management determines the appropriate classification of marketable debt and equity securities ("securities") at the time of purchase and reevaluates such designation as of each balance sheet date. Available-for-sale securities are held with the intention to sell as deemed appropriate by the Company. Unrealized gains and losses on available-for-sale securities are deferred and included as a component of stockholders' equity, net of tax effect. The Company's available-for-sale securities consist entirely of the common stock of two technology companies at March 31, 1996 and the common stock of one technology company at December 31, 1995. Such stock is subject to sale restrictions which expire in August 1996 and September 1996. The Company held no marketable securities at December 31, 1994. There were no sales or maturities of marketable securities through March 31, 1996.

                            RSA DATA SECURITY, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     The following is a summary of available-for-sale securities:

                                         AMORTIZED     UNREALIZED      UNREALIZED      ESTIMATED
                                           COST           GAINS          LOSSES       FAIR VALUE
                                         ---------     -----------     ----------     -----------
    As of March 31, 1996:
      Common stock.....................   $45,000      $ 9,915,000         $--        $ 9,960,000
      Common stock.....................    15,000        5,085,000          --          5,100,000
                                          -------      -----------         ---        -----------
                                          $60,000      $15,000,000         $--        $15,060,000
                                          =======      ===========         ===        ===========
    As of December 31, 1995:
      Common stock.....................   $45,000      $16,635,000         $--        $16,680,000
                                          =======      ===========         ===        ===========

  Concentration of Credit Risk

     The Company's credit risk exposure arises primarily from its accounts receivable and cash investments. Accounts receivable consist primarily of amounts due from companies in the computer and software industries. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

     The Company maintains deposits with banks and invests its excess cash in short-term certificates of deposit and money market mutual funds. The Company has not experienced any losses on its cash investments.

  Property and Equipment

     Property and equipment are recorded at cost and depreciated on a straight-line basis over estimated useful lives of three to five years. Equipment under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of their useful lives or the remaining lease term.

  Capitalized Software Costs

     The Company capitalizes software production costs once technological feasibility (as defined in "Statement of Financial Accounting Standards No. 86") has been established. Capitalized amounts are reported at the lower of unamortized cost or net realizable value. These costs are amortized to cost of revenue on the greater of a straight-line basis over the estimated useful economic lives of the software of three years or the ratio of current revenue to total expected revenue for the product, starting when the software product becomes available for general release to customers. Accumulated amortization was $345,234, $324,218 and $443,499 at March 31, 1996, December 31, 1995 and 1994,
respectively.

  Investments

     Strategic equity investments, in which the Company has a 20% to 50% interest or otherwise has the ability to exercise significant influence, are accounted for under the equity method. Strategic equity investments for which the Company does not have the ability to exercise significant influence are carried at cost or estimated realizable value, if less. Investments in partnerships are accounted for in accordance with the allocation of profits and losses under the partnership agreements.

                            RSA DATA SECURITY, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Revenue Recognition and Significant Customers

     Revenues are generally recognized upon the delivery of the product and the execution of a contract, provided that no significant obligations remain and collection of the receivable is considered probable. On-going royalties are recognized when earned. Revenue related to maintenance contracts is deferred and recognized on a straight-line basis over the period of support provided to customers, generally one year.

     Two customers accounted for 22% and 13% of revenues during fiscal 1995. No individual customer represented more than 10% of revenues in 1994. One customer accounted for 47% of revenues in 1993.

  Advertising

     Advertising costs are expensed as incurred. Total advertising expense was approximately $87,000 for the three months ended March 31, 1996 and $115,000, $131,000 and $104,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

  Per Share Amounts

     Net (loss) income per share is computed using the weighted average number of common and common equivalent shares (when dilutive) outstanding during the period. Dilutive common equivalent shares consist of the incremental common shares issuable upon conversion of the convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options (using the treasury stock or modified treasury stock method).

  Employee Stock Awards

     The Company accounts for stock awards to employees, and employee equivalents, in accordance with the provisions of the Accounting Principles Board's Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees."

  Long-Lived Assets

     In 1995, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. SFAS 121 is effective for fiscal years beginning after December 15, 1995. The adoption of SFAS 121 did not have a material impact on the Company's financial position or results of operations in the first quarter of 1996.

                            RSA DATA SECURITY, INC.

2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                           DECEMBER 31,
                                                         MARCH 31,    ---------------------
                                                           1996         1995         1994
                                                         --------     --------     --------
    Equipment..........................................  $757,225     $702,170     $486,093
    Furniture and fixtures.............................   156,252      156,252      137,409
    Leasehold improvements.............................    21,973       21,973        8,876
                                                         --------     --------     --------
                                                          935,450      880,395      632,378
    Less accumulated depreciation and amortization.....   545,841      499,621      360,933
                                                         --------     --------     --------
    Net property and equipment.........................  $389,609     $380,774     $271,445
                                                         ========     ========     ========

     Property and equipment includes $124,060 recorded under capital leases with related accumulated amortization of $105,198, $102,512 and $80,309 at March 31, 1996, and December 31, 1995 and 1994, respectively.

3. INVESTMENTS

  Partnership Venture

     In April 1990, the Company entered into a partnership agreement for the purpose of sublicensing to third parties rights held by each of the partners. The partners each assigned certain sublicensing rights (see Note 4) to the partnership. The Company retained the right to make, use, lease and sell licensed products.

     Profits and losses are allocated to the Company and the other partner in accordance with the partnership agreement, 55% to the Company and 45% to the other partner during the periods disclosed. A portion of the 55% allocated to the Company is in turn allocated to Massachusetts Institute of Technology ("M.I.T.") pursuant to a license agreement (see Note 4).


     Summary information for the partnership as of December 31, 1995 and 1994 and for the years then ended is as follows:

                                                                      1995          1994
                                                                   ----------     --------
    Revenues.....................................................  $  752,000     $392,000
    Net income...................................................     523,000      262,000
    Total assets.................................................   1,403,000      825,000

     As part of an arbitration order on September 6, 1995, the partnership was ordered to be dissolved immediately (see Note 11). Even though the partnership was legally dissolved as of September 6, 1995, the partnership-in-dissolution is continuing to receive certain royalties under previously existing contractual arrangements between third parties and the partnership, as well as continuing to incur certain expenses to maintain this activity. The activity related to the partnership during the quarter ended March 31, 1996 was immaterial.

  Affiliate

     During 1995, the Company granted certain rights and privileges in certain products to a company in connection with its incorporation. The rights and privileges granted included digital certification hardware, software, certain fixed assets and signed digital certification contracts. In return, the Company received 4,000,000 shares of common stock which represented a 44% ownership through December 31, 1995. Subsequently, the ownership has decreased to approximately 36% as of March 31, 1996. In addition to the investment by the Company, certain officers and members of the Board of Directors, who are also shareholders have preferred and common stock investments in this affiliate which represent an ownership of approximately 8% and 9% at March 31, 1996 and December 31, 1995, respectively.

                            RSA DATA SECURITY, INC.

3. INVESTMENTS (CONTINUED)
     The Company's investment, which was valued at the carrying value of contributed assets of $149,500, had been written down to zero as of December 31, 1995.

     On an unaudited basis, this affiliate had revenues of $382,000, total assets of $4.1 million, and a net loss of $2.0 million for the period from inception to December 31, 1995.

4. PURCHASED LICENSE

     The Company has a license for cryptographic communication technology and devices from the Massachusetts Institute of Technology ("M.I.T.") which granted to the Company, for a specified period, an exclusive right to use, lease or sell technology, subject to payment of royalties. Accumulated amortization, determined on a straight-line basis over the remaining term of the patent, was $77,086, $74,702 and $65,165 at March 31, 1996, December 31, 1995 and 1994,
respectively. Royalty expense was $165,553 for the three months ended March 31, 1996 and $705,595, $117,859 and $161,142 for the years ended December 31, 1995,
1994 and 1993, respectively.

5. LEASES

     The Company has capital lease agreements for equipment and furniture which provide the Company the option to purchase the leased equipment at a price of one dollar or fair market value, depending on the type of equipment, at the end of the lease term.

     The Company leases its office facilities under various operating lease agreements. The leases require monthly rental payments in varying amounts through October 1999. Rent expense for office facilities under operating leases was approximately $95,000 for the three months ended March 31, 1996 and $320,000, $212,000 and $211,000 in 1995, 1994 and 1993, respectively.


     Future minimum annual payments under noncancelable capital and operating leases are as follows:

                                                                 CAPITAL LEASE     OPERATING
                                                                  OBLIGATION         LEASES
                                                                 -------------     ----------
    Year ended December 31,
      1996.....................................................     $13,414        $  369,550
      1997.....................................................      12,296           385,637
      1998.....................................................          --           415,837
      1999.....................................................          --           355,088
                                                                    -------        ----------
    Total minimum payments.....................................      25,710        $1,526,112
                                                                                   ==========
    Less amount representing interest..........................      (2,175)
                                                                    -------
    Present value of minimum lease payments....................      23,535
    Less current portion.......................................      11,869
                                                                    -------
    Noncurrent portion of capital lease obligation.............     $11,666
                                                                    =======

                            RSA DATA SECURITY, INC.

6. STOCKHOLDERS' EQUITY

  Convertible Preferred Stock


     Preferred stock has been designated into series and issued as follows:

                                                                              DECEMBER 31,
                                                         MARCH 31,      -------------------------
                                                            1996           1995           1994
                                                         ----------     ----------     ----------
Series A, 250,000 shares authorized, issued and
  outstanding..........................................  $  225,000     $  225,000     $  225,000
Series B, 500,000 shares authorized, 499,950 shares
  issued and outstanding...............................     450,949        450,949        450,949
Series C, 1,050,000 shares authorized, 360,000 shares
  issued and outstanding...............................     695,000        695,000        695,000
Series D, 700,000 shares authorized, 380,334 shares
  issued and outstanding at March 31, 1996 and December
  31, 1995 and 166,667 shares issued and outstanding at
  December 31, 1994....................................   1,130,698      1,130,698        491,947
                                                         ----------     ----------     ----------
                                                         $2,501,647     $2,501,647     $1,862,896
                                                         ==========     ==========     ==========

     All series of preferred stock are convertible at the stockholder's option at any time into common stock on a one-for-one basis and have voting rights equal to the voting rights of the common shares they would have upon conversion. Conversion is automatic upon the closing of an underwritten public offering of the Company's common stock for aggregate offering proceeds exceeding $3,000,000 and an offering price of at least $5.00 per share.

     The preferred stockholders are entitled to noncumulative dividends in such amounts and at such times as the board of directors deems appropriate. No dividend shall be paid on any other series of preferred or common stock unless an equal or greater dividend has first been paid on the Series D stock. No dividend shall be paid on Series A, Series C or common stock unless an equal or greater dividend has first been paid on the Series B stock. No dividend shall be paid on Series A stock unless an equal or greater dividend has first been paid on the Series C stock. No dividends have been declared or are payable at March 31, 1996 or at December 31, 1995.

     In the event of a liquidation or winding up of the Company, holders of Series A, B, C and D preferred stock shall have a liquidation preference of $0.46, $1.00, $2.00 and $3.00, respectively, per share plus accrued and unpaid dividends, if any, before distributions to the common stockholders. Series D stockholders rank in preference to all other stockholders. Series B stockholders rank in preference with respect to liquidation to Series A and Series C stockholders. Series C stockholders rank in preference to Series A stockholders.

     The Company has the option to redeem the Series A, B, C and D preferred stock at $0.46, $1.00, $2.00 and $3.00 per share, respectively, upon the occurrence of certain events.

  Stock Options

     The Company has a 1987 Stock Option Plan (the "Plan") which authorizes the Board of Directors to grant incentive stock options or nonqualified stock options to employees, officers, directors, consultants and independent contractors of the Company. The Plan is administered by a committee appointed by the Board of Directors with the terms and conditions being generally left to the discretion of this committee. Options granted are generally immediately exercisable and remain exercisable for a term of five years. In the event of termination of employment or consulting services, the Company has the option to repurchase at the original exercise price any unvested shares.

                            RSA DATA SECURITY, INC.

6. STOCKHOLDERS' EQUITY (CONTINUED)


     Plan transactions were as follows:

                                                                         OUTSTANDING STOCK OPTIONS
                                                                         -------------------------
                                                            SHARES       NUMBER OF      PRICE PER
                                                           AVAILABLE      SHARES          SHARE
                                                           ---------     ---------     -----------
Balance at December 31, 1993.............................    273,000       296,500     $0.90-$1.90
  Options granted........................................   (249,000)      249,000           $1.90
  Options exercised......................................         --       (22,500)          $1.50
                                                            --------      --------     -----------
Balance at December 31, 1994.............................     24,000       523,000     $0.90-$1.90
  Additional shares authorized for issuance..............    530,000            --            $ --
  Options granted........................................   (477,700)      477,700           $1.50
  Options exercised......................................         --      (278,950)    $0.90-$1.50
  Options canceled.......................................     43,500       (43,500)          $1.50
                                                            --------      --------     -----------
Balance at December 31, 1995.............................    119,800       678,250     $0.90-$1.50
  Options granted........................................   (105,600)      105,600           $5.50
  Options exercised......................................         --          (500)          $1.50
  Options canceled.......................................        250          (250)          $1.50
                                                            --------      --------     -----------
Balance at March 31, 1996................................     14,450       783,100     $0.90-$5.50
                                                            ========      ========     ===========

     At March 31, 1996 and December 31, 1995, options as to 289,435 and 203,375 shares, respectively, were subject to repurchase rights, and a total of 10,500 and 10,750 shares, respectively, were subject to repurchase which were previously issued upon the exercise of stock options.

     On April 3, 1995, all grants of stock options under the Plan with an exercise price in excess of $1.50 were repriced to $1.50, the fair market value on the date of repricing as determined by the Board of Directors.

     Deferred compensation arising in 1994 resulted from the extension of approximately 71,000 stock options. Deferred compensation of $71,000 was amortized over a two year period, beginning January 1, 1994.

     The Company records for financial statement purposes compensation expense for the difference between the grant price and the deemed accounting value of certain of the Company's common stock options granted in 1995. This amount is being amortized over the vesting period of the individual options, which is generally four years. Compensation expense recorded in 1995 totaled $35,490 and at December 31, 1995 compensation remaining to be amortized totaled $121,684. During the three months ended March 31, 1996, the Company granted additional options for which the deemed accounting value exceeded the exercise price. Compensation expense relating to such grants will also be amortized over the vesting period.

     The Company issued options outside the Plan to purchase 36,000 shares of common stock at an exercise price of $0.90 per share and recorded deferred compensation expense of $21,600 for the difference between the grant price and the fair value of the Company's common stock for such options at the time of grant. The amount was amortized to expense over the four-year vesting period of the options. Options as to 9,000 shares were exercised in 1992 and the remaining 27,000 shares were exercised in 1995, leaving no options outstanding at December 31, 1995.

7. NONMONETARY EXCHANGE TRANSACTIONS

     During 1994 the Company entered into several agreements in which the Company transferred license agreements to customers in return for shares of the customers' stock. The Company valued these exchange transactions, and recorded license revenue, based upon the fair value of the license issued or the stock

                            RSA DATA SECURITY, INC.

7. NONMONETARY EXCHANGE TRANSACTIONS (CONTINUED)

received, whichever was more readily determinable. Revenue recognized under nonmonetary exchange transactions was $60,000 in 1994. A director of the Company is a shareholder of one of these customers. The value of the license agreement with such customer was $15,000. No revenue under nonmonetary transactions was recognized in 1995.

8. EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) Plan under which all employees aged 18 and over are eligible to participate in the plan after completing one year of employment. The Company provides matching contributions of approximately 50% of participant contributions up to $1,800 per participant each year, which totaled approximately $41,000 for the year ended December 31, 1995. The Company's matching contributions vest over four years.

9. INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109.


     The benefit for income taxes consists of the following:

                                                                   DECEMBER 31,
                                                        -----------------------------------
                                                          1995          1994         1993
                                                        ---------     --------     --------
    Current
      Federal.........................................  $  22,475     $(69,865)    $ 14,000
      State...........................................         --           --        3,000
      Foreign.........................................     35,029       17,000       15,000
                                                        ---------     --------     --------
                                                           57,504      (52,865)      32,000
    Deferred
      Federal.........................................   (497,863)      10,000      (31,000)
      State...........................................    (96,447)       3,000      (12,000)
                                                        ---------     --------     --------
                                                         (594,310)      13,000      (43,000)
                                                        ---------     --------     --------
    (Benefit) for income taxes........................  $(536,806)    $(39,865)    $(11,000)
                                                        =========     ========     ========


     The Company's income tax benefit differs from the amount computed by applying the statutory federal income tax rate of 35% to income before taxes as follows:
                                                                    DECEMBER 31,
                                                         ----------------------------------
                                                           1995        1994          1993
                                                         ---------   ---------     --------
    Expected tax (benefit) at federal statutory
      rate...........................................    $ 144,529   $(600,810)    $(41,506)
    State taxes (net of federal benefit).............       24,962       3,000       (9,000)
    Research Credits.................................           --     (67,248)          --
    Foreign Tax Credits..............................      (38,881)         --        9,900
    Other............................................       33,101      36,141      (14,054)
    Change in valuation allowance....................     (700,517)    589,052       43,660
                                                         ---------   ---------     --------
    (Benefit) for income taxes.......................    $(536,806)  $ (39,865)    $(11,000)
                                                         =========   =========     ========

                            RSA DATA SECURITY, INC.

9. INCOME TAXES (CONTINUED)


     Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                     DECEMBER 31,
                                                       -----------------------------------------
                                                          1995           1994           1993
                                                       -----------     ---------     -----------
Deferred tax assets
     Net operating loss carryforwards................  $        --     $ 458,159     $     --
     Bad debt reserve................................      142,973        37,222           --
     Accrued expenses................................      106,396        35,407       41,919
     Deferred revenue................................       98,103        51,250       44,331
     PKP partnership.................................       87,213        16,953           --
     Research credit carryforwards (expire
       2003-2007)....................................       79,875        79,875           --
     Foreign tax credits (expire 1998-2000)..........       51,088        39,296           --
     Other...........................................       28,662       (17,645)      (6,427)
                                                       -----------     ---------     --------
  Total deferred tax assets..........................      594,310       700,517       79,823
Valuation allowance..................................           --      (700,517)     (79,823)
Deferred tax liabilities
     Unrealized gain on available for sale
       securities....................................   (6,827,836)           --           --
                                                       -----------     ---------     --------
Net deferred tax assets (liabilities)................  $(6,233,526)    $       0     $      0
                                                       ===========     =========     ========

     Utilization of credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of credits before utilization.

     Taxes for the interim periods are provided by applying the estimated annual effective tax rate to the interim pre-tax results.

10. RELATED PARTY TRANSACTIONS

     During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, the Company expensed approximately $24,000, $91,000, $81,000 and $79,000, respectively, in consulting services performed by a director/stockholder of the Company.

11. CONTINGENCIES

     In April 1994, a Demand for Arbitration (the "Demand") was filed by Caro-Kann Corporation ("CKC") and Cylink Corporation ("Cylink") against the Company seeking a license of a patent of the Massachusetts Institute of Technology (the "RSA Patent"), which had been exclusively licensed to the Company, and reformation of certain agreements relating to the partnership between the Company and CKC, Public Key Partnership ("PKP"). The Demand was subsequently amended to include a claim of breach of fiduciary duty on the part of the Company and a request to dissolve PKP. On September 6, 1995, the Arbitration Panel issued a ruling, which ordered the immediate the dissolution of PKP. The interpretation of the order is disputed by both parties. A subsequent order was issued, on February 1, 1996 clarifying some matters; but other matters continue to be litigated as both parties seek additional relief.

     In June 1994, Cylink filed a claim against the Company claiming that the RSA patent is invalid. The Company has filed a motion for summary judgment which is set for hearing on April 29, 1996. The trial has been set for July 8, 1996.

                            RSA DATA SECURITY, INC.

11. CONTINGENCIES (CONTINUED)

     In July 1994, a private party filed a claim against the Company alleging patent invalidity and unfair business practices allegedly arising out of PKP and RSA's patent licensing practices. CKC has intervened as an additional defendant. Discovery is not yet closed on this matter, and this case has not been set for trial.

     In September 1995, the Company filed a complaint against CKC, Cylink and the Board of Trustees of the Leland Stanford Junior University seeking declaratory relief that certain patents licensed by the University to Cylink and CKC are invalid, unenforceable and not infringed by the Company. Discovery is not yet closed on this matter, and no trial date has been set.

     Management of the Company intends to defend the litigation vigorously. The outcome of any litigation, including the above matters, is uncertain. An unfavorable outcome could materially adversely affect the financial position, results of operations and/or cash flows of the Company.